                                     Exhibit 10.3

                            Poughkeepsie Savings Bank, FSB
                        1993 Stock Incentive Plan, as amended

                          POUGHKEEPSIE SAVINGS BANK, F.S.B.
                              1993 STOCK INCENTIVE PLAN


                                      ARTICLE I
                              ESTABLISHMENT OF THE PLAN

    Poughkeepsie Savings Bank, FSB (the "Savings Bank") hereby establishes this Stock Incentive Plan (the "Plan") upon the terms and conditions hereinafter stated.

                                      ARTICLE II
                                  PURPOSE OF THE PLAN

    The purpose of this Plan is to improve the growth and profitability of the Savings Bank and its Subsidiary Companies by attracting and retaining qualified personnel, providing such Employees with a proprietary interest in the Savings Bank as an incentive to contribute to the success of the Savings Bank and its Subsidiary Companies, and rewarding those Employees for outstanding performance. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind.

                                     ARTICLE III
                                     DEFINITIONS

    3.01 "Award" means an Option or Stock Appreciation Right granted pursuant to the terms of this Plan.

    3.02 "Board" means the Board of Directors of the Savings Bank.

    3.03 "Code" means the Internal Revenue Code of 1986, as amended.

    3.04 "Committee" means a committee of not less than two directors appointed by the Board pursuant to Article IV hereof, none of whom shall be an Officer or Employee of the Savings Bank, and each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act, or any successor thereto.

    3.05 "Common Stock" means shares of the common stock, $0.01 par value per share, of the Savings Bank.

    3.06 "Director" means a member of the Board of Directors of the Savings Bank or a Subsidiary Company.

    3.07 "Disability" means any physical or mental impairment which qualifies an Employee for disability benefits under the applicable long-term disability plan maintained by the

Savings Bank or a Subsidiary Company, or, if no such plan applies, which would qualify such Employee for disability benefits under the long-term disability plan maintained by the Savings Bank, if such Employee were covered by that plan.

    3.08 "Effective Date" means March 22, 1993, the date on which this Plan was adopted by the Board of Directors of the Savings Bank.

    3.09 "Employee" means any person who is employed by the Savings Bank or a Subsidiary Company, including Officers, but not including Directors who are not also Officers of or otherwise employed by the Savings Bank or a Subsidiary Company.

    3.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    3.11 "Fair Market Value" shall be equal to the fair market value per share of the Savings Bank's Common Stock on the date an Award is granted.
For purposes hereof, the Fair Market Value of a share of Common Stock shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares selected by the Committee.

    3.12 "Incentive Stock Option" means any Option granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code or any successor thereto.

    3.13 "Non-Qualified Option" means any Option granted under this Plan which is not an Incentive Stock Option.

    3.14 "Officer" means an Employee whose position in the Savings Bank or Subsidiary Company is that of a corporate officer, as determined by the Board.

    3.15 "Option" means a right granted under this Plan to purchase Common
Stock.

    3.16 "Optionee" means an Employee or former Employee to whom an Option is granted under the Plan.

    3.17 "Retirement" means a termination of employment which constitutes a "retirement" under any qualified pension benefit plan maintained, or previously maintained, by the Savings Bank or a Subsidiary Company, or if no such plan is applicable, which would constitute "retirement" under any qualified pension benefit plan maintained by the Savings Bank or a Subsidiary Company, if such individual were a participant in such plan.

    3.18 "Stock Appreciation Right" means a right to surrender an Option in consideration for a payment by the Savings Bank in cash and/or Common Stock, as provided in the discretion of the Committee, in accordance with Section 8.10.

    3.19 "Stock Offering" means the Savings Bank's proposed rights offering, which is anticipated to be undertaken within six months of the Effective Date, whereby stockholders of the Savings Bank will receive subscription rights to purchase Common Stock and any unsubscribed shares will be offered to members of the general public or to standby purchasers.

    3.20 "Subsidiary Companies" means those subsidiaries of the Savings Bank which meet the definition of "subsidiary corporations" set forth in Section 425(f) of the Code, at the time of granting of the Option in question.

                                      ARTICLE IV
                             ADMINISTRATION OF THE PLAN

    4.01 Duties of the Committee. The Plan shall be administered and interpreted by the Committee, as appointed from time to time by the Board pursuant to Section 4.02. The Committee shall have the authority in its absolute discretion to adopt, amend and rescind such rules, regulations and procedures as, in its opinion, may be advisable in the administration of the Plan, including, without limitation, rules, regulations and procedures which
(i) deal with satisfaction of an Employee's tax withholding obligation pursuant to Section 12.02 hereof, (ii) include arrangements to facilitate the Employee's ability to borrow funds for payment of the exercise or purchase price of an Award, if applicable, from securities brokers and dealers, and
(iii) include arrangements which provide for the payment of some or all of such exercise or purchase price by delivery of previously-owned shares of Common Stock or other property and/or by withholding some of the shares of Common Stock which are being acquired. The interpretation and construction by the Committee of any provisions of the Plan, any rule, regulation or procedure adopted by it pursuant thereto or of any Award shall be final and binding.

    4.02 Appointment and Operation of the Committee. The members of the Committee shall be appointed by, and will serve at the pleasure of, the Board. The Board from time to time may remove members from, or add members to, the Committee, provided the Committee shall continue to consist of two or more members of the Board, none of whom shall be an Officer or Employee of the Savings Bank, and each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. It may appoint one of its members to be chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall report its actions and decisions to the Board at appropriate times but in no event less than one time per calendar year.

    4.03 Revocation for Misconduct. The Committee may by resolution immediately revoke, rescind and terminate any Option, or portion thereof, to the extent not yet vested, or any Stock Appreciation Right, to the extent not yet exercised, previously granted or awarded under this Plan to an Employee who is discharged from the employ of the Savings Bank or a

Subsidiary Company for cause, which, for purposes hereof, shall mean termination for: (1) conviction of a felony involving the misappropriation of the Savings Bank's or any Subsidiary's assets or a conviction of a felony which results in a substantial, demonstrable threat to the Savings Bank's or any Subsidiary's reputation, or (ii) gross and willful failure to perform a substantial portion of employee's duties and responsibilities as an employee, upon written notice given to employee such notice to set forth in reasonable detail the nature of such failure.

    4.04 Limitation on Liability. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Awards granted under it. If a member of the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Savings Bank shall indemnify such member against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Savings Bank and its Subsidiary Companies and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    4.05 Compliance with Law and Regulations. All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required for any reason whatsoever. The Savings Bank shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Savings Bank shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option or Stock Appreciation Right may be exercised if such exercise would be contrary to applicable laws and regulations.

    4.06 Restrictions on Transfer. The Savings Bank may place a legend upon any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.

                                      ARTICLE V
                                     ELIGIBILITY

    Awards may be granted to such Employees of the Savings Bank and its Subsidiary Companies as may be designated from time to time by the Committee.

                                     ARTICLE  VI
                          COMMON STOCK COVERED BY THE PLAN

    6.01 Option Shares.   The aggregate number of shares of Common Stock
which may be issued pursuant to this Plan, subject to adjustment as provided in Article IX, shall be 1,120,603 shares. None of such shares shall be the subject of more than one Award at any time, but if an Option as to any shares is surrendered before exercise (including surrender in connection with exercise of a Stock Appreciation Right), or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares.

    6.02 Source of Shares. The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Savings Bank on the open market or from private sources for use under the Plan.

                                     ARTICLE VII
                                  DETERMINATION OF
                            AWARDS, NUMBER OF SHARES, ETC.

    The Committee shall, in its discretion, determine from time to time which Employees will be granted Awards under the Plan, the number of shares of Common Stock subject to each Award, whether each Option will be an Incentive Stock Option or a Non-Qualified Option, and the exercise price of an Option. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each respective individual, his present and potential contributions to the growth and success of the Savings Bank, his salary and such other factors as the Committee shall deem relevant to accomplishing the purposes of the Plan. However, no Awards shall be granted to any person at such time as he is serving as a member of the Committee or at any time which would deem him to not be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act, or any successor thereto.

                                     ARTICLE VIII
                        OPTIONS AND STOCK APPRECIATION RIGHTS

    Each Option granted hereunder shall be on the following terms and conditions:

    8.01 Stock Option Agreement. The proper Officers of the Savings Bank and each Optionee shall execute a Stock Option Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Non-Qualified Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Stock Option Agreement.

    8.02 Option Exercise Price.

    (a) Incentive Stock Options. The per share price at which the subject Common Stock may be purchased upon exercise of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted, except as provided in Section 8.09(b).

    (b) Non-Qualified Options. The per share price at which the subject Common Stock may be purchased upon exercise of a Non-Qualified Option for initial grants made prior to the closing of the sale of Common Stock in the anticipated Stock Offering of the Savings Bank may be not less than the actual purchase price of a share of Common Stock in the Stock Offering and the per share price for future grants shall be no less than the greater of
(i) the par value of the Common Stock or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock at the time such Non-Qualified Option is granted.

         8.03  Vesting and Exercise of Options.

    (a) General Rules. Incentive Stock Options and Non-Qualified Options shall become vested and exercisable at the rate, to the extent and subject to such limitations as may be specified by the Committee. Notwithstanding the foregoing, no vesting shall occur on or after an Optionee's employment with the Savings Bank and all Subsidiary Companies is terminated for any reason other than his death, Disability or Retirement. In determining the number of shares of Common Stock with respect to which Options are vested and/or exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less.

    (b) Accelerated Vesting Upon Death, Disability or Retirement. Unless the Committee shall specifically state otherwise at the time an Option is granted, all Options granted under this Plan shall become vested and exercisable in full on the date an Optionee terminates his employment with the Savings Bank or a Subsidiary Company because of his death, Disability or Retirement.

    (c) Accelerated Vesting for Changes in Control. Notwithstanding the general rule described in Section 8.03(a), all outstanding Options shall become immediately vested and exercisable in the event there is an actual or threatened change in control of the Savings Bank.

         (1) Change in Control. A "change in control of the Savings Bank" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Savings Bank in fact is required to comply with Regulation 14A thereunder; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Savings Bank, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Savings Bank representing 25% or more of the combined voting power of the Savings Bank's then outstanding securities, or
(ii) during any period of twenty-four consecutive months during the term of an Option, individuals who at the beginning of such period constitute the Board of the Savings Bank cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Savings Bank's stockholders, of each director who was not a director at the date of grant has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; and, provided further that no "change in control of the Savings Bank" shall be deemed to have occurred in the event that the Savings Bank determines to reorganize into the holding company form of organization.

         (2) Threatened Change in Control. A "threatened change in control of the Savings Bank" shall mean any set of circumstances which in the opinion of the Board, as expressed through a resolution, poses a real, substantial and immediate possibility of leading to a change in control of the Savings Bank as defined in clause (1) above.

    8.04  Duration of Options.

    (a) General. Except as provided in Sections 8.04(b) and 8.09, each Option or portion thereof shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) three (3) months after the date on which the Optionee ceases to be employed by the Savings Bank and all Subsidiary Companies, unless the Committee in its discretion decides at the time of grant or thereafter to extend such period of exercise from three (3) months to a period not exceeding five (5) years. However, failure to exercise Incentive Stock Options within three months after the date on which the Optionee's employment terminates may result in adverse tax consequences to the Optionee.

    (b) Exception for Termination Due to Death, Disability or Retirement. If an Optionee dies while in the employ of the Savings Bank or a Subsidiary Company or terminates employment with the Savings Bank or a Subsidiary Company as a result of Disability or

Retirement without having fully exercised his Options, the Optionee or the executors, administrators, legatees or distributees of his estate shall have the right, during the twelve-month period following the earlier of his death, Disability or Retirement, to exercise such Options to the extent vested on the date of such death, Disability or Retirement. In no event, however, shall any Option be exercisable more than ten (10) years from the date it was granted.

    8.05 Nonassignability. Options shall not be transferable by an Optionee except by will or the laws of descent or distribution, and during an Optionee's lifetime shall be exercisable only by such Optionee or the Optionee's guardian or legal representative.

    8.06 Manner of Exercise. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Stock Option Agreement provided for in Section 8.01 above.

    8.07 Payment for Shares. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of any Option shall be made to the Savings Bank upon exercise of the Option. All shares sold under the Plan shall be fully paid and nonassessable. Payment for shares may be made by the Optionee in cash or, at the discretion of the Committee, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an Option) or other property equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option, by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, or any combination of the foregoing.

    8.08 Voting and Dividend Rights. No Optionee shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded on the Savings Bank's stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

    8.09 Additional Terms Applicable to Incentive Stock Options. All Options issued under the Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 8.01 to 8.08 above, to those contained in this Section 8.09.

    (a) Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year under this Plan and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Savings Bank (or any parent or Subsidiary Company), shall not exceed $100,000.

    (b) Limitation on Ten Percent Stockholders. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Savings Bank or any Subsidiary Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Savings Bank at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under Section 8.03 or the expiration of five
(5) years from the date such Incentive Stock Option is granted.

    (c) Notice of Disposition; Withholding; Escrow. An Optionee shall immediately notify the Savings Bank in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one
(1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Savings Bank shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Committee may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 8.09(c).

    8.10 Stock Appreciation Rights.

    (a) General Terms and Conditions. The Committee may, but shall not be obligated to, authorize the Savings Bank, on such terms and conditions as it deems appropriate in each case, to grant rights to Optionees to surrender an exercisable Option, or any portion thereof, in consideration for the payment by the Savings Bank of an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to the Option, or portion thereof, surrendered over the exercise price of the Option with respect to such shares (any such authorized surrender and payment being hereinafter referred to as a "Stock Appreciation Right"). Such payment, at the discretion of the Committee, may be made in shares of Common Stock valued at the then Fair Market Value thereof, or in cash, or partly in cash and partly in shares of Common Stock.

    The terms and conditions set with respect to a Stock Appreciation Right may include (without limitation), subject to other provisions of this Section
8.10 and the Plan, the period during which, date by which or event upon which the Stock Appreciation Right may be exercised; the method for valuing shares of Common Stock for purposes of this Section 8.10; a ceiling on the amount of consideration which the Savings Bank may pay in connection with exercise and cancellation of the Stock Appreciation Right; and arrangements for income tax withholding. The Committee shall have complete discretion to determine whether, when and to whom Stock Appreciation Rights may be granted. Notwithstanding the foregoing, the Savings Bank may not permit the exercise of a Stock Appreciation Right issued pursuant to this Plan until such Stock Appreciation Right has been outstanding for a period of at least six months from the date of grant.

    (b)  Time and Other Limitations.

         (i) Any election by an Optionee to exercise a Stock Appreciation Right provided pursuant to this Section 8.10 shall be made only during the period beginning on the third business day following the Savings Bank's release for publication of quarterly or annual summary financial information and ending on the twelfth business day following such date, unless, in the discretion of the Committee, solely Common Stock is issued upon such exercise or such election is pursuant to a date of exercise which is automatic or fixed in advance under the Plan and is outside of the control of the Optionee. The aforesaid release date shall be deemed to have occurred when the specified financial data (A) appears on a wire service, (B) appears in a financial news service, (C) appears in a newspaper of general circulation, or
(D) is otherwise made publicly available, for example, by press release to a wire service, financial news service or newspapers of general circulation.

         (ii) Any election by an Optionee to exercise a Stock Appreciation Right provided pursuant to this Section 8.10, other than a Stock Appreciation Right exercisable solely for Common Stock, shall be made during a quarterly window period specified in Section 8.10(b)(i) hereof which commences at least six months from the date of grant of such Stock Appreciation Right.

         (iii) If a holder of a Stock Appreciation Right terminates service with the Savings Bank as an Officer or Employee, the Stock Appreciation Right may be exercised only within the period, if any, within which the Option to which it relates may be exercised.

    (c) Effects of Exercise of Stock Appreciation Rights or Options. Upon the exercise of a Stock Appreciation Right, the number of shares of Common Stock available under the Option to which it relates shall decrease by a number equal to the number of shares for which the Stock Appreciation Right was exercised. Upon the exercise of an Option, any related Stock Appreciation Right shall terminate as to any number of shares of Common Stock subject to the Stock Appreciation Right that exceeds the total number of shares for which the Option remains unexercised.

    (d) Time of Grant. A Stock Appreciation Right granted in connection with an Incentive Stock Option must be granted concurrently with the Option to which it relates while a Stock Appreciation Right granted in connection with a Non-Qualified Option may be granted concurrently with the Option to which it relates or at any time thereafter prior to the exercise or expiration of such Option.

    (e) Non-Transferable. The holder of a Stock Appreciation Right may not transfer or assign the Stock Appreciation Right otherwise than by will or in accordance with the laws of descent and distribution, and during a holder's lifetime a Stock Appreciation Right may be exercisable only by the holder.

                                      ARTICLE IX
                           ADJUSTMENTS FOR CAPITAL CHANGES

    The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any Award relates and the exercise price per share of Common Stock under any Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the Effective Date of this Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Savings Bank. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Savings Bank, the shares of the Savings Bank's Common Stock shall be exchanged for other securities of the Savings Bank or of another corporation, each recipient of an Award shall be entitled, subject to the conditions herein stated, to purchase or acquire such number of shares of Common Stock or amount of other securities of the Savings Bank or such other corporation as were exchangeable for the number of shares of Common Stock of the Savings Bank which such optionees would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options.

                                      ARTICLE X
                        AMENDMENT AND TERMINATION OF THE PLAN

    The Board may, by resolution, at any time terminate, amend or revise the Plan with respect to any shares of Common Stock as to which Awards have not been granted, provided, however, that no amendment which (a) changes the maximum number of shares that may be sold or issued under the Plan (other than in accordance with the provisions of Article IX) or (b) changes the class of persons that may be granted Options, shall become effective until it receives the approval of the stockholders of the Savings Bank, and further provided that the Board may determine that stockholder approval for any other amendment to this Plan may be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the holder of an Award, alter or impair any Award previously granted or awarded under this Plan as specifically authorized herein. Notwithstanding anything contained in this Plan to the contrary, the provisions of Articles V and VII hereto may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Securities Act of 1974, as amended, or the rules and regulations promulgated under such statutes.

                                      ARTICLE XI
                                 CONTINUATION RIGHTS

    Neither the Plan nor the grant of any Awards hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee of the Savings Bank or a Subsidiary Company to continue as such.

                                     ARTICLE XII
                                     WITHHOLDING

    12.01 Tax Withholding. The Savings Bank may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Savings Bank may require the Optionee to pay to the Savings Bank the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award. The Savings Bank also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option, as provided in Section 8.09(c).

    12.02 Methods of Tax Withholding. The Committee is authorized to adopt rules, regulations or procedures which provide for the satisfaction of an Optionee's tax withholding obligation by the retention of shares of Common Stock to which the Optionee would otherwise be entitled pursuant to an Award and/or by the Optionee's delivery of previously-owned shares of Common Stock or other property.

                                     ARTICLE XIII
                           EFFECTIVE DATE OF THE PLAN; TERM

    13.01 Effective Date of the Plan. This Plan shall become effective on the Effective Date, and Awards may be granted hereunder on or after the Effective Date and prior to the termination of the Plan, provided that no shares of Common Stock may be issued pursuant to this Plan unless this Plan is approved by a vote of the holders of a majority of the outstanding voting shares of the Savings Bank at a meeting of stockholders of the Savings Bank held within twelve (12) months following the Effective Date. Provided further, that the Effective Date of this Plan shall be subject to the receipt of any requisite approval or non-objection from the Office of Thrift Supervision ("OTS") (as well as the implementation of any change to the provisions of this Plan which the OTS may require.) Provided further, in the event that the sale of the Common Stock in the anticipated Stock Offering of the Savings Bank is not consummated by December 31, 1993, this Plan and Awards hereunder shall be terminated.

    13.02 Term of Plan. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

                                     ARTICLE XIV
                                    MISCELLANEOUS

    14.01 Governing Law. This Plan shall be construed under the laws of the State of New York, except to the extent that Federal law governs.

    14.02 Pronouns. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.